As filed with the Securities and Exchange Commission on April 29, 2025
Registration No. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Northrim BanCorp, Inc.
(Exact name of registrant as specified in its charter)

Alaska	92-0175752
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
3111 C Street
Anchorage, Alaska 99503
(907) 562-0062
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Michael G. Huston
President and Chief Executive Officer
Northrim BanCorp, Inc.
3111 C Street
Anchorage, Alaska 99503
(907) 562-0062
(Name and address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Ryan J. York, Esq.
Accretive Legal, PLLC
34522 N. Scottsdale Rd., STE 120-113
Scottsdale, Arizona 85266
(425) 786-9256

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.   ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large Accelerated Filer	☐	Accelerated Filer	☒
Non-accelerated Filer	☐	Smaller Reporting Company	☐
		Emerging Growth Company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act.  ☐
The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
SUBJECT TO COMPLETION, DATED APRIL 29, 2025
PROSPECTUS
$150,000,000
Northrim BanCorp, Inc.
Common Stock
Preferred Stock
Depositary Shares
Debt Securities
Warrants
Units
From time to time, Northrim BanCorp, Inc. or selling securityholders may offer and sell any of the securities described in this prospectus, either individually or in combination with other securities, with an aggregate public offering price of up to $150,000,000. We will not receive any proceeds from the sale of securities by selling securityholders.
This prospectus describes certain terms of these securities and the manner in which we and any selling securityholders will offer them. Each time that we or selling securityholders offer and sell securities using this prospectus, we will provide a supplement to this prospectus that contains additional information about the terms of these securities and the manner in which they will be offered for sale. Any prospectus supplement also may add or update information contained in this prospectus. Before you invest, you should carefully read this prospectus and any prospectus supplement, as well as any documents that are incorporated by reference.
We or the selling securityholders may offer and sell these securities through underwriters, brokers, dealers or agents, or directly to purchasers on a continuous or delayed basis. We will provide the names of any such underwriters and, if known, brokers or dealers that are used in connection with any such sale, as well as any fees, commissions or discounts we or the selling securityholders may pay to such underwriters in connection with such sale, in the applicable prospectus supplement.
Our common stock is listed on the Nasdaq Global Select Market under the symbol “NRIM”. On April 28, 2025, the last reported sale price of our common stock was $79.25. We have not yet determined whether any of the other securities that may be offered pursuant to this prospectus will be listed on any exchange. If we decide to do so, a prospectus supplement relating to such securities will identify the exchange or market on which they will be listed.
These securities are not bank deposits and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank. This prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities, in any state or jurisdiction where the offer or sale is not permitted.
Investing in our securities involves risks. You should refer to the section heading “Risk Factors” on page 5 of this prospectus, as well as the risk factors included in any applicable prospectus supplement and certain of our periodic reports and other information that we file with the Securities and Exchange Commission, and carefully consider that information before buying our securities.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
This prospectus is dated               , 2025.

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, utilizing a “shelf” registration process. Under this shelf process, we or selling securityholders may offer and sell any of the securities described in this prospectus, either individually or in combination with other securities. This prospectus describes certain terms of these securities and the manner in which we and any selling securityholders will offer them. Each time that we or selling securityholders offer and sell securities using this prospectus, we will provide a supplement to this prospectus that contains additional information about the terms of these securities and the manner in which they will be offered for sale. Any prospectus supplement also may add or update information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any applicable prospectus supplement, you should rely on the information in the prospectus supplement. You should read this prospectus (including the documents incorporated by reference) and any prospectus supplement together with the additional information described under the heading “Where You Can Find More Information.”
You should rely only on the information contained or incorporated by reference in this prospectus or in any supplement to this prospectus. Neither we nor any selling securityholders have authorized anyone to provide you with different information. Neither we nor any selling securityholders are making an offer to sell or soliciting an offer to buy these securities in any jurisdiction in which the offer or solicitation is not authorized or in which the person making the offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make the offer or solicitation. You should assume that the information contained or incorporated by reference in this prospectus or any prospectus supplement is accurate as of its date only.
Any of the securities described in this prospectus and in a prospectus supplement may be convertible or exchangeable into, or exercisable for, other securities that are described in this prospectus or will be described in a prospectus supplement, and may be issued separately, together or as part of a unit consisting of two or more securities, which may or may not be separate from one another. The securities offered hereby may include new or hybrid securities developed in the future that combine features of any of the securities described in this prospectus.
The registration statement that contains this prospectus, including the exhibits to the registration statement, also contains additional information about us and the securities offered under this prospectus. You can find the registration statement at the SEC’s website or at the SEC office mentioned under the heading “Where You Can Find More Information.”
Unless otherwise mentioned or unless the context requires otherwise, all reference in this prospect to the terms “Northrim,” the “Company” or “we” or “us” and “our,” refer to Northrim BanCorp, Inc. and its consolidated subsidiaries, and the term “Bank” refers to our operating subsidiary, Northrim Bank.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus, any related prospectus supplement and the documents we incorporate by reference in this prospectus contain forward-looking statements within the meaning of and are intended to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect our current views with respect to, among other things, future events and our financial performance. These statements are often, but not always, made through the use of words or phrases such as “may,” “might,” “should,” “could,” “predict,” “potential,” “believe,” “expect,” “continue,” “will,” “anticipate,” “seek,” “estimate,” “intend,” “plan,” “projection,” “goal,” “target,” “outlook,” “aim,” and “would” or the negative version of those words or other comparable words or phrases of a future or forward-looking nature. These forward-looking statements are not historical facts, and are based on current expectations, estimates and projections about our industry, management’s beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond our control. Accordingly, we caution you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions, estimates and uncertainties that are difficult to predict. Although we believe that the expectations reflected in these forward-looking statements are reasonable as of the date made, actual results may prove to be materially different from the results expressed or implied by the forward-looking statements.
A number of important factors could cause our actual results to differ materially from those indicated in these forward-looking statements, including the following:
Interest Rate and Inflation Risk Factors
•Changes in market interest rates could adversely impact the Company.
•The impact of interest rates on our mortgage banking business can have a significant impact on revenues.
•Inflationary pressures and rising prices may affect our results of operations and financial condition.
Operational, Strategic and Business Risk Factors
•Changes and instability in economic conditions, geopolitical matters and financial markets, including contraction of economic activity, could adversely impact our business, results of operations and financial condition.
•Current economic conditions in the State of Alaska pose challenges for us and could adversely affect our financial condition and results of operations.
•Our concentration of operations in the Anchorage, Matanuska-Susitna Valley, Fairbanks and Southeast areas of Alaska makes us more sensitive to downturns in those areas.
•We pursue a strategy of supplementing internal growth by acquiring other financial companies or their assets and liabilities that we believe will help us fulfill our strategic objectives and enhance our earnings. We may be adversely affected by risks associated with potential acquisitions.
•We may incur impairment of goodwill.
•Our allowance for credit losses may be insufficient.
•We are subject to lending concentration risks.
•Our commercial real estate lending may expose us to increased lending risks.
•Residential mortgage lending is a market sector that experiences significant volatility and is influenced by many factors beyond our control.
•Our information systems or those of our third-party vendors may be subject to an interruption or breach in security, including as a result of cyber-attacks.

•A failure in or breach of the Company’s operational systems, information systems, or infrastructure, or those of the Company’s third party vendors and other service providers, may result in financial losses, or loss of customers.
•Our business is highly reliant on third party vendors.
•We continually encounter technological change, and we may have fewer resources than many of our competitors to continue to invest in technological improvements.
•Our business, financial condition and results of operations are subject to risk from changes in customer behavior.
•Consumers may decide not to use banks to complete their financial transactions.
•If we do not comply with the agreements governing servicing of loans, if these agreements change materially, or if others allege non-compliance, our business and results of operations may be harmed.
•Certain hedging strategies that we use to manage interest rate risk may be ineffective to offset any adverse changes in the fair value of these assets due to changes in interest rates and market liquidity.
•We may be unable to attract and retain key employees and personnel.
•Our internal controls may be ineffective.
•Liquidity risk could impair our ability to fund operations and jeopardize our financial conditions.
•A failure of a significant number of our borrowers, guarantors and related parties to perform in accordance with the terms of their loans would have an adverse impact on our results of operations.
Regulatory, Legislative and Legal Risk Factors
•We operate in a highly regulated environment and changes of or significant increases in banking or other laws and regulations or governmental fiscal or monetary policies could adversely affect us.
•We face risks related to the adoption of future legislation and potential changes in federal regulatory agency leadership, policies, and priorities.
•Fiscal challenges facing U.S. government could negatively impact financial markets which in turn could have an adverse effect on our financial position or results of operations.
•Non-compliance with the USA PATRIOT Act, Bank Secrecy Act, Anti-Money Laundering Act of 2020, Real Estate Settlement Procedures Act, Truth-in-Lending Act or other laws and regulations could result in fines, sanctions or other adverse consequences.
•Deposit insurance premiums could increase further in the future.
•Climate change and related legislative and regulatory initiatives may result in operational changes and expenditures that could significantly impact our business.
Accounting, Tax and Financial Risk Factors
•Changes in the federal, state, or local tax laws may negatively impact our financial performance.
•Changes in our accounting policies or in accounting standards could materially affect how we report our financial results.

Stock Ownership Risk Factors
•Our ability to pay dividends, repurchase our shares, or to repay our indebtedness depends upon liquid assets held by the Company and the results of operations of our subsidiaries and their ability to pay dividends.
•There can be no assurance that the Company will continue to repurchase stock.
•The market price for our common stock may be volatile.
•There may be future sales or other dilution of the Company’s equity, which may adversely affect the market price of our common stock.
•The Company’s business or the value of its common stock could be negatively affected as a result of actions by activist shareholders.
General Risk Factors
•Natural disasters and adverse weather could negatively affect real estate property values and Bank operations.
•The soundness of other financial institutions could adversely affect us.
•The financial services business is intensely competitive and our success will depend on our ability to compete effectively.
•We are a community bank and our ability to maintain our reputation is critical to the success of our business and the failure to do so could materially adversely affect our performance.
•Social, political, and economic instability, unrest, and other circumstances beyond our control could adversely affect our business operations.
•Climate change, severe weather, natural disasters, and other external events could significantly impact our business.
•Increasing, complex and evolving regulatory, stakeholder, and other third party expectations on ESG matters could adversely affect our reputation, our access to capital and the market price of our securities; and
•Each of the factors and risks identified in the “Risk Factors” section included under Item 1A. of Part I of our most recent Annual Report on Form 10-K and in the “Risk Factors” sections of this prospectus and the applicable prospectus supplement.
The foregoing factors should not be construed as exhaustive and should be read together with the other cautionary statements included in this prospectus, any related prospectus supplement and the documents we incorporate by reference in this prospectus and any related prospectus supplement. In addition, past results of operations are not necessarily indicative of future results. Any forward-looking statement made by us in this prospectus, any related prospectus supplement and the documents we incorporate by reference in this prospectus and any related prospectus supplement is based only on information currently available to us and speaks only as of the date on which it is made. These statements are only current predictions and are subject to known and unknown risks, uncertainties and other factors that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from those anticipated by the forward-looking statements. The Company undertakes no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise. You should not rely upon forward-looking statements as predictions of future events.

RISK FACTORS
An investment in our securities involves a high degree of risk. Before making an investment decision, you should carefully read and consider the risk factors incorporated by reference in this prospectus, which include those described in our Annual Report on Form 10-K for the year ended December 31, 2024, as well as those contained in any applicable prospectus supplement, as the same may be updated from time to time by our future filings with the SEC. You should also refer to other information contained or incorporated by reference in this prospectus and any applicable prospectus supplement, including our financial statements and the related notes incorporated by reference herein and therein. Our business, financial condition, results of operations or growth prospects could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment. This prospectus and documents incorporated by reference in this prospectus also contain forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks faced by us. Additional risks and uncertainties not known to us or that we deem immaterial may also materially and adversely affect our business and operations.

NORTHRIM BANCORP, INC.
Overview
Northrim BanCorp, Inc. is a publicly traded bank holding company headquartered in Anchorage, Alaska. Northrim Bank began banking operations in Anchorage in December 1990, and Northrim BanCorp, Inc. was formed as an Alaska corporation in connection with the reorganization into a holding company structure; that reorganization was completed effective December 31, 2001. As of December 31, 2024, Northrim has grown to be the third largest commercial bank in Alaska in terms of deposits. At December 31, 2024, we had total assets of approximately $3.0 billion, total gross loans of approximately $2.1 billion, total deposits of approximately $2.7 billion, and total shareholders’ equity of approximately $267 million.
The business of the Bank consists primarily of accepting deposits from the general public and investing these funds in loans of various types, including commercial and real estate lending, short and medium-term commercial loans, commercial credit lines, construction and real estate loans and consumer loans. The Company also originates 1-4 family residential mortgages, the majority of which are located in Alaska, most of which we sell to the secondary market. The Company is also engaged in factoring, asset based lending, alternative working capital lending, investment advisory, trust, and wealth management activities.
Our strategy is one of value-added growth. Management believes that calculated, sustainable organic and inorganic market share growth coupled with good asset quality, an appropriate core deposit and capital base, operational efficiency, diversified sources of other operating income, and improved profitability is the most appropriate means of increasing shareholder value.
Corporate Information
Our common stock is traded on the Nasdaq Global Select Market under the ticker symbol “NRIM.” Our principal executive office is located at 3111 C Street in Anchorage, Alaska, 99503, and its telephone number is (907) 562-0062/ (800) 478-2265. We may maintain a website that can be accessed at www.northrim.com. Information contained in Northrim’s website does not constitute part of, and is not incorporated into, this prospectus.

USE OF PROCEEDS
Unless the applicable prospectus supplement states otherwise, we will use the net proceeds we receive from the sale of any securities offered by us for general corporate purposes, which may include, among other things, investments in or advances to our subsidiaries, working capital, capital expenditures, stock repurchases, debt repayment or the financing of possible acquisitions. The applicable prospectus supplement relating to a particular offering of securities by us will identify the particular use of proceeds for that offering. Until we use the net proceeds from an offering, we may place the net proceeds in temporary investments or hold the net proceeds in deposit accounts at one of our banking subsidiaries.
We will not receive any proceeds from the sale of securities by selling securityholders.

DESCRIPTION OF SECURITIES WE MAY OFFER
This prospectus contains summary descriptions of the common stock, preferred stock, depositary shares, debt securities, warrants and units that we or selling securityholders may offer and sell from time to time. When one or more of these securities are offered in the future pursuant to a prospectus supplement, the prospectus supplement will explain the particular terms of the securities and the extent to which these general provisions may apply. These summary descriptions and any summary descriptions in any applicable prospectus supplement do not purport to be complete descriptions of the terms and conditions of each security and are qualified in their entirety by reference to our articles of incorporation, our bylaws, Alaska law and any other documents referenced in such summary descriptions and from which such summary descriptions are derived. If any particular terms of a security described in the applicable prospectus supplement differ from any of the terms described in this prospectus, then the terms described in this prospectus will be deemed superseded by the terms set forth in that prospectus supplement.
We may issue and sell, and the selling securityholders may sell, securities in book-entry form through one or more depositaries, such as The Depository Trust Company, named in the applicable prospectus supplement. Each sale of a security in book-entry form will settle in immediately available funds through the applicable depositary, unless otherwise stated. We and the selling securityholders will issue or sell the securities in registered form, without coupons, although we may issue the securities in bearer form if so specified in the applicable prospectus supplement. If any securities offered by us are to be listed or quoted on a securities exchange or quotation system, the applicable prospectus supplement will say so. The shares of our common stock that may be offered by us or any selling securityholders are listed on the Nasdaq Global Select Market.

DESCRIPTION OF CAPITAL STOCK
The following summary of the Company’s capital stock is based on and qualified by our Articles of Incorporation, as amended, our Articles, and our Bylaws, as amended, our Bylaws, which are incorporated by reference herein. For a complete description of the terms and provisions of our capital stock, including our common stock, please refer to our Articles and Bylaws as filed from time to time with our periodic reports, and the applicable provisions of the Alaska Corporations Code and federal law governing bank holding companies.
Our authorized capital stock consists of:
•10,000,000 shares of common stock, par value $1.00 per share; and
•2,500,000 shares of preferred stock, par value $1.00 per share.
As of April 28, 2025, there were 5,520,892 shares of our common stock outstanding and no shares of our preferred stock outstanding. Northrim’s common stock is traded on the Nasdaq Global Select Market under the symbol “NRIM.”. The transfer agent and registrar for our common stock is Equiniti Trust Company, LLC.
Common Stock
Governing Documents. Holders of shares of our common stock have the rights set forth in our Articles, our Bylaws and Alaska law.
Voting Rights. Holders of our common stock are entitled to one vote, either in person or by proxy for each share of common stock that they hold. However, no shareholder shall be entitled to cumulate his or her votes.
Dividends. Holders of our common stock are entitled to receive dividends when, as and if declared by the board of directors out of any funds legally available for dividends. Northrim pays dividends on our common stock only if it has paid or provided for all dividends on any class or series of preferred stock at the time outstanding, for the then-current period and, in the case of any cumulative Northrim preferred stock, all prior periods. In addition, the provisions of Alaska law and federal banking law restrict our ability to declare or pay dividends on our common stock in certain circumstances.
Rights Upon Liquidation. Holders of our common stock are also entitled, upon the liquidation of Northrim, and after claims of creditors and preferences of Northrim preferred stock, if any, to receive pro rata the net assets of Northrim.
Rights and Preferences. Unless otherwise determined by the board of directors, shares of our common stock are not redeemable and have no subscription, conversion or preemptive rights.
Fully Paid and Nonassessable. All outstanding shares of our common stock are fully paid and non-assessable.
Preferred Stock
The following summary contains a description of the general terms of the preferred stock that we may issue. The specific terms of any series of preferred stock offered by us for sale will be described in the prospectus supplement relating to that series of preferred stock. The terms of any series of preferred stock may differ from the terms described below. Certain provisions of the preferred stock described below and in any prospectus supplement are not complete. You should refer to the applicable statement of resolution of preferred stock to our articles of incorporation with respect to the establishment of a series of preferred stock, which will be filed with the SEC in connection with the offering of such series of preferred stock.
General. The Articles expressly authorize our board of directors to issue up to 2,500,000 shares of preferred stock in one or more series, with such rights, preferences, privileges and restrictions as the board of directors may determine, any or all of which may be greater than the rights of our common stock, without shareholder action. Our board of directors also has the authority to increase or decrease the number of shares constituting a series (but not below the number of shares of a series then outstanding). Within the limitations of Alaska law, our board of directors also has the power to determine or alter the rights, preferences, privileges and restrictions granted to or imposed on a wholly unissued class of shares; provided that all of the shares of a class or a series if a class has been divided into a series shall have the same voting, conversion and redemption rights and other rights privileges and restrictions. Therefore, without shareholder approval (except as may be required by the rules of the NASDAQ Stock Market or any other exchange or market on which our securities may then be listed or quoted), our board of directors can authorize the issuance of preferred stock with voting, dividend, liquidation and conversion and other rights that could dilute the voting power or other rights or adversely affect the market value of the common stock and may assist management in impeding any unfriendly takeover or attempted change in control.
The preferred stock has the terms described below unless otherwise provided in the prospectus supplement relating to a particular series of the preferred stock. You should read the prospectus supplement relating to the particular series of the preferred stock being offered for specific terms, including:
•the designation of the series of preferred stock and the number of shares offered;
•the amount of liquidation preference per share, if any;
•the price at which the preferred stock will be issued;
•the dividend rate, or method of calculation, the dates on which dividends will be payable, whether dividends will be cumulative or noncumulative and, if cumulative, the dates from which dividends will commence to cumulate;
•any listing of the preferred stock being offered on any securities exchange or other securities market;
•any voting rights;
•any redemption or sinking fund provisions;
•any conversion provisions;
•whether interests in the preferred stock being offered will be represented by depositary shares; and
•any other specific terms of the preferred stock being offered.
Upon our receipt of the full specified purchase price, the preferred stock will, when issued, be fully paid and nonassessable. Unless otherwise specified in the prospectus supplement, each series of preferred stock will rank equally as to dividends and liquidation rights in all respects with each other series of preferred stock. The rights of holders of shares of each series of preferred stock will be subordinate to those of our general creditors.
Rank. Any series of the preferred stock will, with respect to the priority of the payment of dividends and the priority of payments upon liquidation, winding up and dissolution, rank:
•senior to all classes of common stock and all equity securities issued by us, the terms of which specifically provide that they will rank junior to the preferred stock (referred to as the “junior securities”);
•equally with all equity securities issued by us, the terms of which specifically provide that they will rank equally with the preferred stock (referred to as the “parity securities”); and
•junior to all equity securities issued by us, the terms of which specifically provide that they will rank senior to the preferred stock.
Dividends. Holders of the preferred stock of each series will be entitled to receive, when, as and if declared by our board of directors, cash dividends at such rates and on such dates described, if any, in the applicable prospectus supplement. Different series of preferred stock may be entitled to dividends at different rates or based on different methods of calculation. The dividend rate may be fixed or variable or both. Dividends will be payable to the holders of record as they appear on our stock books on record dates fixed by our board of directors, as specified in the applicable prospectus supplement.

Dividends on any series of the preferred stock may be cumulative or noncumulative, as described in the applicable prospectus supplement. If our board of directors does not declare a dividend payable on a dividend payment date on any series of noncumulative preferred stock, then the holders of that noncumulative preferred stock will have no right to receive a dividend for that dividend payment date, and we will have no obligation to pay the dividend accrued for that period, whether or not dividends on that series are declared payable on any future dividend payment dates. Dividends on any series of cumulative preferred stock will accrue from the date we initially issue shares of such series or such other date specified in the applicable prospectus supplement.
No full dividends may be declared or paid or funds set apart for the payment of any dividends on any parity securities unless dividends have been paid or set apart for payment on the preferred stock. If full dividends are not paid, the preferred stock will share dividends pro rata with the parity securities. No dividends may be declared or paid or funds set apart for the payment of dividends on any junior securities unless full cumulative dividends for all dividend periods terminating on or prior to the date of the declaration or payment will have been paid or declared and a sum sufficient for the payment set apart for payment on the preferred stock.
Rights Upon Liquidation. If we dissolve, liquidate or wind up our affairs, either voluntarily or involuntarily, the holders of each series of preferred stock will be entitled to receive, before any payment or distribution of assets is made to holders of junior securities, liquidating distributions in the amount described in the applicable prospectus supplement relating to that series of the preferred stock, plus an amount equal to accrued and unpaid dividends and, if the series of the preferred stock is cumulative, for all dividend periods prior to that point in time. If the amounts payable with respect to the preferred stock of any series and any other parity securities are not paid in full, the holders of the preferred stock of that series and of the parity securities will share proportionately in the distribution of our assets in proportion to the full liquidation preferences to which they are entitled. After the holders of preferred stock and the parity securities are paid in full, they will have no right or claim to any of our remaining assets.
Because we are a holding company, our rights and the rights of our creditors and of our shareholders, including the holders of any shares of preferred stock then outstanding, to participate in the assets of any subsidiary upon the subsidiary’s liquidation or recapitalization will be subject to the prior claims of the subsidiary’s creditors except to the extent that we may ourselves be a creditor with recognized claims against the subsidiary.
Redemption. We may provide that a series of the preferred stock may be redeemable, in whole or in part, at our option or at the option of the holder of the stock. In addition, a series of preferred stock may be subject to mandatory redemption pursuant to a sinking fund or otherwise. The redemption provisions that may apply to a series of preferred stock, including the redemption dates and the redemption prices for that series, will be described in the prospectus supplement.
In the event of partial redemptions of preferred stock, whether by mandatory or optional redemption, our board of directors will determine the method for selecting the shares to be redeemed, which may be by lot or pro rata or by any other method determined by our board of directors to be equitable.
On or after a redemption date, unless we default in the payment of the redemption price, dividends will cease to accrue on shares of preferred stock called for redemption. In addition, all rights of holders of the shares will terminate except for the right to receive the redemption price.
Unless otherwise specified in the applicable prospectus supplement for any series of preferred stock, if any dividends on any other series of preferred stock ranking equally as to payment of dividends and liquidation rights with such series of preferred stock are in arrears, no shares of any such series of preferred stock may be redeemed, whether by mandatory or optional redemption, unless all shares of preferred stock are redeemed, and we will not purchase any shares of such series of preferred stock. This requirement, however, will not prevent us from acquiring such shares pursuant to a purchase or exchange offer made on the same terms to holders of all such shares outstanding.
Voting Rights. Unless otherwise described in the applicable prospectus supplement, holders of the preferred stock will have no voting rights except as otherwise required by law or in our Articles.

Under regulations and interpretations adopted by the Federal Reserve Board and its staff, if the holders of any series of preferred stock are or become entitled to vote for the election of directors, such series will be deemed a class of voting securities, and a company holding 25% or more of the series, or a lesser percentage if it otherwise exercises a “controlling influence” over us, will be subject to regulation as a bank holding company under the Bank Holding Company Act of 1956, as amended. In addition, at the time the series is deemed a class of voting securities, any other bank holding company will be required to obtain the prior approval of the Federal Reserve Board under the Bank Holding Company Act of 1956, as amended, to acquire or retain more than 5% of that series. Any other person (other than a bank holding company), either individually or acting through or in concert with others, will be required to obtain the non-objection of the Federal Reserve Board under the Change in Bank Control Act of 1978, as amended, to acquire or retain 10% or more of that series.
Exchangeability. We may provide that the holders of shares of preferred stock of any series may be required at any time or at maturity to exchange those shares for our debt securities. The applicable prospectus supplement will specify the terms of any such exchange.
Depositary Shares
We may elect to issue fractional shares of preferred stock rather than full shares of preferred stock. If so, we will issue “depositary receipts” for these “depositary shares.” Each depositary share will represent a fraction of a share of a particular series of preferred stock. If we issue depositary shares pursuant to these projections in the future, the applicable prospectus supplement will describe the terms of the depository shares and the underlying preferred stock to which the depositary shares relate.
The description in the prospectus supplement will not necessarily be complete, and reference will be made to the deposit agreement relating to the depositary shares which will be filed with the SEC.
Anti-Takeover Effects
Some provisions of Alaska law and federal law governing bank holding companies, as well as our Articles and Bylaws could make the following transactions difficult: acquisition by means of a tender offer; acquisition by means of a proxy contest or otherwise; or removal of incumbent officers and directors. It is possible that these provisions could make it more difficult to accomplish or could deter transactions that shareholders may otherwise consider to be in their best interest or in the best interests of Northrim, including transactions that might result in a premium over the market price for shares of common stock.
Bank Holding Company Anti-Takeover Provisions. The Change in Bank Control Act of 1978, as amended, prohibits a person or group of persons from acquiring “control” of a bank holding company unless the Federal Reserve Bank of San Francisco has been notified and has not objected to the transaction. Under a rebuttable presumption established by the Federal Reserve Bank of San Francisco, the acquisition of 10% or more of a class of voting stock of a bank holding company with a class of securities registered under Section 12 of the Securities Exchange Act of 1934, as amended (which we refer to as the “Exchange Act”), such as Northrim, would, under the circumstances set forth in the presumption, constitute acquisition of control of the bank holding company.
In addition, a company is required to obtain the approval of the Federal Reserve Bank of San Francisco under the Bank Holding Company Act of 1956, as amended, before acquiring 25% (5% in the case of an acquiror that is a bank holding company) or more of any class of outstanding voting stock of a bank holding company, or otherwise obtaining control or a “controlling influence” over that bank holding company.
Requirements for Advance Notification of Shareholder Nominations and Proposals. The Bylaws set forth advance notice procedures with respect to shareholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of the board of directors or a committee of the board of directors.
Composition of the Board of Directors; Election and Removal of Directors; Filling Vacancies. The Articles provide that our board of directors shall consist of a number of directors to be fixed from time to time by the board of directors and shall consist of no less than five and no more than 25 members, a majority of which shall be bona fide residents of the State of Alaska. Further, our Articles provide that the number of directors elected by shareholders at the last preceding annual meeting of shareholders may not be increased by more than two persons by actions of the board of directors taken between annual meetings of shareholders.
Members of the board of directors are elected annually for a term of one year and shall continue to hold office until the end of the term for which such director was elected and until such director’s successor shall have been elected and qualified.
The Bylaws provide that vacancies on the board of directors may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the board of directors. A director elected to fill a vacancy shall be elected for the unexpired term of the director’s predecessor in office.
Amendment of the Articles of Incorporation and Bylaws. The Articles provide that Northrim has the right to amend, alter change or repeal any provision of such Articles to the extent permitted by Alaska law, and that all rights of shareholders are granted subject to this reservation.
Under the Bylaws, with the exception of the sections dealing with authority, qualifications and size of the board of directors, vacancies on the board of directors, compensation of directors and indemnification of officers and directors, which may be amended only by Northrim’s shareholders, the remaining sections of the Bylaws may be altered, amended or repealed by at any regular meeting of the board of directors, by a vote of the majority of the board of directors.
Limitations of Liability and Indemnification Matters
The Articles specify that directors shall have no liability to Northrim or its shareholders for monetary damages for conduct as a director, except for (a) conduct that constitutes a breach of the director’s duty of loyalty to Northrim or the shareholders; (b) acts or omissions that are not in good faith or that involve intentional misconduct by the director or a knowing violation of law by the director; (c) willful or negligent conduct by the director in connection with the payment of dividends or the repurchase of stock from other than lawfully available funds; or (d) any transaction from which the director derives an improper personal benefit. If the Alaska Corporations Code is amended in the future to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director shall be eliminated or limited to the full extent permitted by the Alaska Corporations Code, as so amended.
The Bylaws also provide that no director, officer-director, former director or former officer-director of Northrim shall be personally liable to Northrim or its shareholders for monetary damages for conduct as a director or officer-director occurring after the effective date of the Bylaws unless the conduct is finally adjudged to have been egregious conduct, as defined in the Bylaws.
The Bylaws provides that Northrim shall indemnify any person who is; or is threatened to be made, a party to any action, suit, or proceeding, whether civil, criminal, administrative, or investigative, and whether by or in the right of Northrim or its shareholders or by any other party, by reason of the fact that the person is or was a director or officer-director of Northrim or of any subsidiary corporation against judgments, penalties or penalty taxes, fines, settlements (even if paid or payable to Northrim or its shareholders or to a subsidiary corporation) and reasonable expenses, including attorneys’ fees, actually incurred in connection with such proceeding unless (i) the board of directors determines, after careful deliberation, that there is clear and convincing evidence that such person has engaged in egregious conduct in connection with the matter which gives rise to the claim for indemnification or payment of expenses, or (ii) the liability and expenses were on account of conduct finally adjudged to be egregious conduct. The Articles define “egregious conduct” as (i) acts or omissions that involve intentional misconduct or a knowing violation of law; or (ii) participation in any transaction from which the person will personally receive a benefit in money, property or services to which the person is not legally entitled. The reasonable expenses, including attorneys’ fees, of such person incurred in connection with such proceeding shall be paid or reimbursed by Northrim, upon request of such person, in advance of the final disposition or settlement of such proceeding upon receipt by Northrim of a written, unsecured promise by the person to repay such amount if it shall be finally adjudged that the person is not eligible for indemnification or, in the event of a settlement, if Northrim is advised by counsel that, in the opinion of such counsel, the person is not liable for egregious conduct; provided, however, that the board of directors may require collateral to secure such repayment promise if the board of directors determines, in its sole discretion, that the collateral is appropriate under the circumstances. All expenses-incurred by such person in connection with such proceeding shall be considered reasonable unless finally adjudged to be unreasonable.

DESCRIPTION OF DEBT SECURITIES
General
The debt securities that we or the selling securityholders may offer using this prospectus consist of notes, debentures or other evidences of indebtedness. Any debt securities that we or the selling securityholders may offer and sell will be our direct obligations. Debt securities may be issued in one or more series. All debt securities of any one series need not be issued at the same time, and unless otherwise provided, a series of debt securities may be reopened, without the consent of the holders of outstanding debt securities, for issuance of additional debt securities of that series or to establish additional terms of that series of debt securities (with such additional terms applicable only to unissued or additional debt securities of that series). As required by the Trust Indenture Act of 1939, as amended (which we refer to as the “Trust Indenture Act”), for all debt securities that are publicly offered, our debt securities will be governed by a document called an indenture. The form of indenture is subject to any amendments or supplements that we may enter into with the trustee(s) setting forth the specific terms and conditions of the debt securities being issued. The indenture is filed as an exhibit to the registration statement of which this prospectus forms a part. The material terms of the indenture are summarized below and we refer you to the indenture for a detailed description of these material terms. Additional or different provisions that are applicable to a particular series of debt securities will, if material, be described in a prospectus supplement relating to the offering of debt securities of that series. These provisions may include, among other things and to the extent applicable, the following:
•the title of the debt securities, including, as applicable, whether the debt securities will be issued as senior debt securities, senior subordinated debt securities or subordinated debt securities, and any subordination provisions particular to the series of debt securities, if different from those described below under “—Subordinated Debt Securities;”
•any limit on the aggregate principal amount of the debt securities;
•if other than 100% of the aggregate principal amount, the percentage of the aggregate principal amount at which we will sell the debt securities (i.e., original issuance discount);
•the date or dates, whether fixed or extendable, on which the principal of the debt securities will be payable;
•the rate or rates, which may be fixed or variable, at which the debt securities will bear interest, if any, the date or dates from which any such interest will accrue, the interest payment dates on which we will pay any such interest, the basis upon which interest will be calculated if other than that of a 360-day year consisting of twelve 30-day months, and, in the case of registered securities, the record dates for the determination of holders to whom interest is payable;
•any provisions relating to the issuance of the debt securities of the series at an original issue discount;
•the place or places where the principal of, and any premium or interest on, the debt securities will be payable and, if applicable, where the debt securities may be surrendered for conversion or exchange;
•whether we may, at our option, redeem, repurchase or repay the debt securities, and if so, the price or prices at which, the period or periods within which, and the terms and conditions upon which, we may redeem, repurchase or repay the debt securities, in whole or in part, pursuant to any sinking fund or otherwise;
•if other than 100% of the aggregate principal amount thereof, the portion of the principal amount of the debt securities which will be payable upon declaration of acceleration of the maturity date thereof or provable in bankruptcy, or, if applicable, which is convertible or exchangeable;
•any obligation we may have to redeem, purchase or repay the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities, and the price or prices at which, the currency in which and the period or periods within which, and the other terms and conditions upon which, the debt securities will be redeemed, purchased or repaid, in whole or in part, pursuant to any such obligation, and any provision for the remarketing of the debt securities;

•whether the debt securities will be registered securities or unregistered securities or both, and the rights of the holders of the debt securities to exchange unregistered securities for registered securities, or vice-versa, and the circumstances under which any such exchanges, if permitted, may be made;
•the denominations, which may be in U.S. dollars or in any foreign currency, in which the debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;
•whether the debt securities will be issued in the form of certificated debt securities, and if so, the form of the debt securities (or forms thereof if unregistered and registered securities are issuable in that series), including the legends required by law or as we deem necessary or appropriate, the form of any coupons or temporary global security which may be issued and the forms of any other certificates which may be required under the indenture or which we may require in connection with the offering, sale, delivery or exchange of the debt securities;
•if other than U.S. dollars, the currency or currencies in which payments of principal, interest and other amounts payable with respect to the debt securities will be denominated, payable, redeemable or repurchasable, as the case may be;
•whether the debt securities may be issuable in tranches;
•the obligations, if any, we may have to permit the conversion or exchange of the debt securities into common stock, preferred stock or other capital stock or property, or a combination thereof, and the terms and conditions upon which such conversion or exchange will be effected (including the conversion price or exchange ratio), and any limitations on the ownership or transferability of the securities or property into which the debt securities may be converted or exchanged;
•any trustees, authenticating or paying agents, transfer agents or registrars or any other agents with respect to the debt securities;
•if the debt securities do not bear interest, the applicable dates required under the indenture for furnishing information to the trustee regarding the holders of the debt securities;
•any deletions from, modifications of or additions to (i) the events of default with respect to the debt securities or (ii) the rights of the trustee or the holders of the debt securities in connection with events of default;
•any deletions from, modifications of or additions to the covenants with respect to the debt securities;
•if the amount of payments of principal of, and make-whole amount, if any, and interest on the debt securities may be determined with reference to an index, the manner in which such amount will be determined;
•whether the debt securities will be issued in whole or in part in the global form of one or more debt securities and, if so, the depositary for such debt securities, the circumstances under which any such debt security may be exchanged for debt securities registered in the name of, and under which any transfer of debt securities may be registered in the name of, any person other than such depositary or its nominee, and any other provisions regarding such debt securities;
•whether, under what circumstances and the currency in which, we will pay additional amounts on the debt securities to any holder of the debt securities who is not a U.S. person in respect of any tax, assessment or governmental charge and, if so, whether we will have the option to redeem such debt securities rather than pay such additional amounts (and the terms of any such option);
•whether the debt securities, in whole or specified parts, will be defeasible, and, if the securities may be defeased, in whole or in specified part, any provisions to permit a pledge of obligations other than certain government obligations to satisfy the requirements of the indenture regarding defeasance of securities and, if other than by resolution of our board of directors, the manner in which any election to defease the debt securities will be evidenced;
•whether the debt securities will be secured by any property, assets or other collateral and, if so, a general description of the collateral and the terms of any related security, pledge or other agreements;
•the persons to whom any interest on the debt securities will be payable, if other than the registered holders thereof on the regular record date therefor;
•the dates on which interest, if any, will be payable and the regular record dates for interest payment dates;
•any restrictions, conditions or requirements for transfer of the debt securities; and
•any other material terms or conditions upon which the debt securities will be issued.
Unless otherwise indicated in the applicable prospectus supplement, we will issue debt securities in fully registered form without coupons and in denominations of $1,000 and in integral multiples of $1,000, and interest will be computed on the basis of a 360-day year of twelve 30-day months. If any interest payment date or the maturity date falls on a day that is not a business day, then the payment will be made on the next business day without additional interest and with the same effect as if it were made on the originally scheduled date.
Unless otherwise indicated in the applicable prospectus supplement, the trustee will act as paying agent and registrar for the debt securities under the indenture. We may also act as paying agent under the indenture.
The applicable prospectus supplement will contain a description of U.S. federal income tax consequences relating to the debt securities, to the extent applicable.
Covenants
The applicable prospectus supplement will describe any covenants, such as restrictive covenants restricting us or any of our subsidiaries from incurring, issuing, assuming or guarantying any indebtedness or restricting us or any of our subsidiaries from paying dividends or acquiring any of our or its capital stock.
Consolidation, Merger and Transfer of Assets
Unless we indicate otherwise in the applicable prospectus supplement, the indenture will permit a consolidation or merger between us and another entity and/or the sale, conveyance or lease by us of all or substantially all of our property and assets; provided, however, that:
•we are the surviving or continuing entity, or the resulting or acquiring entity, if other than us, is organized and existing under the laws of a U.S. jurisdiction and assumes, pursuant to a supplemental indenture, all of our responsibilities and liabilities under the indenture, including the payment of all amounts due on the debt securities and performance of the covenants in the indenture;
•immediately after the transaction, and giving effect to the transaction, no event of default under the indenture exists; and
•we have delivered to the trustee an officers’ certificate stating that the transaction and, if a supplemental indenture is required in connection with the transaction, the supplemental indenture, comply with the indenture and that all conditions precedent to the transaction contained in the indenture have been satisfied.
If we consolidate or merge with or into any other entity, or sell or lease all or substantially all of our assets in compliance with the terms and conditions of the indenture, the resulting or acquiring entity will be substituted for us in the indenture and the debt securities with the same effect as if it had been an original party to the indenture and the debt securities. As a result, such successor entity may exercise our rights and powers under the indenture and the debt securities, in our name, and, except in the case of a lease, we will be released from all our liabilities and obligations under the indenture and under the debt securities.

Notwithstanding the foregoing, we may transfer all of our property and assets to another entity if, immediately after giving effect to the transfer, such entity is our wholly owned subsidiary. The term “wholly owned subsidiary” means any subsidiary in which we and/or our other wholly owned subsidiaries own all of the outstanding capital stock or other equity interests.
Modification and Waiver
Unless we indicate otherwise in the applicable prospectus supplement, under the indenture, some of our rights and obligations and some of the rights of the holders of the debt securities may be modified or amended with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding debt securities affected by the modification or amendment. However, the following modifications and amendments will not be effective against any holder without its consent:
•a change in the stated maturity date of any payment of principal or interest;
•a reduction in the principal amount of, or interest on, any debt securities;
•an alteration or impairment of any right to convert at the rate or upon the terms provided in the indenture;
•a change in the currency in which any payment on the debt securities is payable;
•an impairment of a holder’s right to sue us for the enforcement of payments due on the debt securities; or
•a reduction in the percentage of outstanding debt securities required to consent to a modification or amendment of the indenture or required to consent to a waiver of compliance with certain provisions of the indenture or certain defaults under the indenture.
Under the indenture, the holders of not less than a majority in aggregate principal amount of the outstanding debt securities may, on behalf of all holders of the debt securities:
•waive compliance by us with certain restrictive provisions of the indenture; and
•waive any past default under the indenture in accordance with the applicable provisions of the indenture, except a default in the payment of the principal of, or interest on, any series of debt securities.
Events of Default
Unless we indicate otherwise in the applicable prospectus supplement, “event of default” under the indenture will mean, with respect to any series of debt securities, any of the following:
•default in the payment of any interest upon any security of such series as and when it becomes due and payable, and continuance of such default for a period of 30 days;
•default in the payment of the principal of the securities of such series as and when it becomes due and payable either at maturity, upon redemption (for any sinking fund payment or otherwise), by declaration or otherwise;
•our failure to observe or perform any of our other covenants or agreements in the securities of such series, or in the Indenture and relating to such series, for a period of 90 days after the date on which written notice specifying such failure and requiring us to remedy the failure and stating that such notice is a “Notice of Default” shall have been given to us in accordance with the indenture by the trustee for the securities of such series, or to us and the trustee by the holders of not less than 25% in aggregate principal amount at maturity of the securities of such series then outstanding;
•if we make an assignment for the benefit of creditors, or file a petition in bankruptcy; or we are adjudicated insolvent or bankrupt, or petition or apply to any court having jurisdiction for the appointment of a receiver, trustee, liquidator or sequestrator of, or for, us or any substantial portion of our property; or we commence any proceeding relating to us or any substantial portion of our property under any insolvency, reorganization, arrangement or readjustment of debt, dissolution, winding-up, adjustment, composition or liquidation law or statute of any jurisdiction, whether now or hereafter in effect, which we refer to as a “proceeding”; or if there is commenced against us any proceeding and an order approving the petition is entered, or such proceeding remains undischarged or unstayed for a period of 90 days; or a receiver, trustee, liquidator or sequestrator of, or for, us or any substantial portion of our property is appointed and is not discharged within a period of 90 days; or we by any act indicate consent to or approval of or acquiescence in any proceeding or the appointment of a receiver, trustee, liquidator or sequestrator of, or for, us or any substantial portion of our property; provided that a resolution or order for our winding-up with a view to our consolidation, amalgamation or merger with another entity or the transfer of our assets as a whole, or substantially as a whole, to such other entity as permitted by the indenture does not make these rights and remedies enforceable if such entity, as a part of such consolidation, amalgamation, merger or transfer, and within 90 days from the passing of the resolution or the date of the order, complies with the conditions described under “Consolidation, Merger and Transfer of Assets;” or
•any other event of default provided in the supplemental indenture or board resolution under which such series of securities is issued or in the form of security for such series.
Unless we indicate otherwise in the applicable prospectus supplement, if an event of default occurs and continues, the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of such series may declare the entire principal of all the debt securities to be due and payable immediately, except that, if the event of default described in the fourth bullet point above occurs, the entire principal of all of the debt securities of such series will become due and payable immediately without any act on the part of the trustee or holders of the debt securities. If such a declaration occurs, the holders of a majority of the aggregate principal amount of the outstanding debt securities of such series can, subject to conditions, rescind the declaration.
The indenture requires us to furnish to the trustee, not less often than annually, a certificate from our principal executive officer, principal financial officer or principal accounting officer, as the case may be, as to such officer’s knowledge of our compliance with all conditions and covenants under the indenture. The trustee may withhold notice to the holders of debt securities of any default, except defaults in the payment of principal of, or interest on, any debt securities if the trustee in good faith determines that the withholding of notice is in the interests of the holders. For purposes of this paragraph, “default” means any event which is, or after notice or lapse of time or both would become, an event of default under the indenture.
The trustee is not obligated to exercise any of its rights or powers under the indenture at the request, order or direction of any holders of debt securities, unless the holders offer the trustee satisfactory security or indemnity. If satisfactory security or indemnity is provided, then, subject to other rights of the trustee, the holders of a majority in aggregate principal amount of the outstanding debt securities may direct the time, method and place of:
•conducting any proceeding for any remedy available to the trustee; or
•exercising any trust or power conferred upon the trustee.
The holder of a debt security will have the right to begin any proceeding with respect to the indenture or for any remedy only if:
•the holder has previously given the trustee written notice of a continuing event of default;
•the holders of not less than a majority in aggregate principal amount of the outstanding debt securities have made a written request of, and offered the required security or indemnity to, the trustee to begin such proceeding;
•the trustee has not started such proceeding within 60 days after receiving the request and offer of security or indemnity; and
•no direction inconsistent with such written request has been given to the trustee under the indenture.

However, the holder of any debt security will have an absolute right to receive payment of principal of, and interest on, the debt security when due and to institute suit to enforce payment.
Satisfaction and Discharge; Defeasance
Satisfaction and Discharge of Indenture. Unless we indicate otherwise in the applicable prospectus supplement, if at any time,
•we have paid the principal of and interest on all the debt securities of any series, except for debt securities which have been destroyed, lost or stolen and which have been replaced or paid in accordance with the indenture, as and when the same has become due and payable;
•we have delivered to the trustee for cancellation all debt securities of any series theretofore authenticated, except for debt securities of such series which have been destroyed, lost or stolen and which have been replaced or paid as provided in the indenture; or
•all the debt securities of such series not theretofore delivered to the trustee for cancellation have become due and payable, or are by their terms are to become due and payable within one year or are to be called for redemption within one year, and we have deposited irrevocably with the trustee, in trust, sufficient money or government obligations, or a combination thereof, to pay the principal, any interest and any other sums due on the debt securities, on the dates the payments are due or become due under the indenture and the terms of the debt securities;
then the indenture shall cease to be of further effect with respect to the debt securities of such series, except for (i) rights of registration of transfer and exchange, and our right of optional redemption, (ii) substitution of mutilated, defaced, destroyed, lost or stolen debt securities, (iii) rights of holders to receive payments of principal thereof and interest thereon upon the original stated due dates therefor (but not upon acceleration) and remaining rights of the holders to receive mandatory sinking fund payments, if any, (iv) the rights, powers, trusts, duties and immunities of the trustee under the indenture and our obligations in connection therewith, and (v) the rights of the holders of such series of debt securities as beneficiaries thereof with respect to the property so deposited with the trustee payable to all or any of them.
Defeasance and Covenant Defeasance. Unless we indicate otherwise in the applicable prospectus supplement, we may elect with respect to any debt securities of any series:
•to defease and be discharged from all of our obligations with respect to such debt securities (“defeasance”), with certain exceptions described below; or
•to be released from our obligations with respect to such debt securities under such covenants as may be specified in the applicable prospectus supplement, and any omission to comply with those obligations will not constitute a default or an event of default with respect to such debt securities (“covenant defeasance”).
We must comply with the following conditions before the defeasance or covenant defeasance can be effected:
•we must irrevocably deposit with the indenture trustee or other qualifying trustee, trust funds in trust solely for the benefit of the holders of such debt securities, sufficient money or government obligations, or a combination thereof, to pay the principal, any interest and any other sums on the due dates for those payments;
•we must deliver to the trustee an opinion of counsel to the effect that the holders of such debt securities will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance or covenant defeasance, as the case may be, to be effected with respect to such debt securities and will be subject to federal income tax on the same amount, in the same manner and at the same times as would be the case if such defeasance or covenant defeasance, as the case may be, had not occurred; and
•we must deliver to the trustee an officers’ certificate and opinion of counsel stating that all conditions precedent relating to such defeasance or covenant defeasance, as the case may be, have been complied with.

In connection with defeasance, any irrevocable trust agreement contemplated by the indenture must include, among other things, provision for (i) payment of the principal of and interest on such debt securities, if any, appertaining thereto when due (by redemption, sinking fund payments or otherwise), (ii) the payment of the expenses of the trustee incurred or to be incurred in connection with carrying out such trust provisions, (iii) rights of registration, transfer, substitution and exchange of such debt securities in accordance with the terms stated in the indenture, and (iv) the rights, powers, trusts, duties and immunities of the trustee under the indenture and our obligations in connection therewith as stated in the indenture.
The accompanying prospectus supplement may further describe any provisions permitting or restricting defeasance or covenant defeasance with respect to the debt securities of a particular series.
Subordination of the Subordinated Debt Securities
Unless we indicate otherwise in the applicable prospectus supplement, the indenture provides that the subordinated debt securities will be unsecured and will rank equally with any of our future unsecured subordinated indebtedness, and will be subordinated in right of payment to all of our existing and future senior indebtedness. The subordinated debt securities will be structurally subordinated to all existing and future indebtedness, liabilities and other obligations of our subsidiaries (including, in the case of the Bank, deposits) which means that creditors (including, in the case of the Bank, its depositors) and any preferred equity holders of our subsidiaries generally will be paid from those subsidiaries’ assets before holders of the subordinated debt securities would have any claims to those assets.
“Senior indebtedness” means the principal of, and premium, if any, and interest on (i) all of our “indebtedness for money borrowed” whether outstanding on the date of execution of the Subordinated Indenture or thereafter created, assumed or incurred, except for indebtedness that expressly states that it is subordinate in right of payment to our indebtedness for borrowed money and (ii) any deferrals, renewals or extensions of any such indebtedness for money borrowed. “Senior indebtedness” excludes, among other things, trade creditor indebtedness arising in the ordinary course of business and any indebtedness between or among us and its affiliates.
The term “indebtedness for money borrowed” means:
•any obligation of, or any obligation guaranteed by, us for the repayment of money borrowed, whether or not evidenced by bonds, debentures, notes or other written instruments;
•any off-balance sheet guarantee obligation;
•any obligation under a direct credit substitute, including any letters of credit, bankers’ acceptance, security purchases facility or similar agreement;
•any capitalized lease obligation;
•any deferred obligation for payment of the purchase price of any property or assets;
•all obligations of the type referred to above of other persons for the payment of which we are responsible or liable as obligor, guarantor or otherwise; and
•all obligations of the type referred to above of other persons secured by any lien on any of our property or assets, whether or not such obligation is assumed by us.
The subordinated debt securities will also be subordinated in right of payment to all “other company obligations,” which is defined to include our obligations associated with derivative products such as interest rate and currency exchange contracts, foreign exchange contracts, commodity contracts, or any similar arrangements, unless the instrument by which we incurred, assumed or guaranteed the obligation expressly provides that it is subordinate or junior in right of payment to any of our other indebtedness or obligations.
Upon the liquidation, dissolution, winding up, or reorganization of us or the Bank, we must pay to the holders of all of our senior indebtedness the full amounts of principal of, and premium, if any, and interest on, that senior indebtedness before any payment is made on the subordinated debt securities. If, after we have made those payments on our senior indebtedness (i) there are amounts available for payment on the subordinated debt securities (such amounts being defined in the indenture as “excess proceeds”) and (ii) at such time, any creditors in respect of “other company obligations” have not received their full payments, then we shall first use such excess proceeds to pay in full all “other company obligations” before we make any payment on the subordinated debt securities.
Because of the subordination provisions and the obligation to pay excess proceeds described above, in the event of insolvency of us or the Bank, holders of the subordinated debt securities may recover less ratably than holders of our senior indebtedness, creditors with respect to “other company obligations” and other creditors of ours.
In some circumstances relating to our or the Bank’s liquidation, receivership, dissolution, winding-up, reorganization, insolvency or similar proceedings, the holders of all senior indebtedness may be entitled to receive payment in full before the holders of the subordinated debt securities will be entitled to receive any payment on the subordinated debt securities. In addition, we may make no payment on the subordinated debt securities prior to payment in full of all senior indebtedness in the event that (i) any security of any series is declared due and payable prior to its expressed maturity because of an event of default under the Subordinated Indenture or (ii) there is a default on any senior indebtedness which permits the holders of the senior indebtedness to accelerate the maturity of the senior indebtedness if either (A) written notice of such default is given to us and to the trustee, provided that judicial proceedings are commenced in respect of such default within 180 days in the case of a default in payment of principal or interest and within 90 days in the case of any other default after the giving of such notice and provided further that only one such notice shall be given in any twelve month period or (B) judicial proceedings are pending in respect of such default. By reason of this subordination in favor of the holders of senior indebtedness, in the event of a liquidation, receivership, dissolution, winding-up, reorganization, insolvency or similar proceeding, our creditors who are not holders of senior indebtedness may recover less, proportionately, than holders of senior indebtedness.
In addition, the subordinated debt securities may be fully subordinated to interests held by the U.S. government in the event of a receivership, insolvency, liquidation, or similar proceeding by us, including a proceeding under the orderly liquidation authority provisions of the Dodd-Frank Act.
Global Securities
Unless otherwise indicated in the applicable prospectus supplement, each debt security offered by this prospectus will be issued in the form of one or more global debt securities representing all or part of that series of debt securities. This means that we will not issue certificates for that series of debt securities to the holders. Instead, a global debt security representing that series will be deposited with, or on behalf of, a securities depositary and registered in the name of the depositary or a nominee of the depositary. Any such depositary must be a clearing agency registered under the Exchange Act. We will describe the specific terms of the depositary arrangement with respect to a series of debt securities to be represented by a global security in the applicable prospectus supplement.
Notices
We will give notices to holders of the debt securities by mail at the addresses listed in the security register or, with respect to global securities, in accordance with the rules, policies and procedures of the applicable securities depositary.
Governing Law
The indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York, except to the extent the Trust Indenture Act is applicable.
Regarding the Trustee
General. From time to time, we may maintain deposit accounts and conduct other banking transactions with the trustee to be appointed under the indenture or its affiliates in the ordinary course of business.

Resignation or Removal of Trustee. If the trustee has or acquires a conflicting interest within the meaning of the Trust Indenture Act, the trustee must either eliminate its conflicting interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and the indenture. Any resignation will require the appointment of a successor trustee under the indenture in accordance with the terms and conditions of the indenture.
The trustee may resign or be removed by us with respect to one or more series of debt securities and a successor trustee may be appointed to act with respect to any such series. The holders of a majority in aggregate principal amount of the debt securities of any series may remove the trustee with respect to the debt securities of such series.
Annual Trustee Report to Holders of Debt Securities. The trustee will be required to submit certain reports to the holders of the debt securities regarding, among other things, the trustee’s eligibility to serve as such, the priority of the trustee’s claims regarding advances made by it, and any action taken by the trustee materially affecting the debt securities.
Certificates and Opinions to Be Furnished to Trustee. The indenture provides that, in addition to other certificates or opinions specifically required by other provisions of the indenture, every application by us for action by the trustee must be accompanied by a certificate from one or more of our officers and an opinion of counsel (who may be our counsel) stating that, in the opinion of the signers, all conditions precedent to such action have been complied with by us.

DESCRIPTION OF WARRANTS
We may issue warrants for the purchase of debt securities, preferred stock, depositary shares, common stock, other securities of ours or any combination of the foregoing. Warrants may be issued alone or together with securities offered by any prospectus supplement and may be attached to, or separate from, those securities. The particular terms of any warrants will be described more specifically in the prospectus supplement relating to such warrants.
The prospectus supplement relating to any warrants we are offering will include specific terms relating to the offering. We will file the form of any warrant agreement with the SEC, and you should read the warrant agreement for provisions that may be important to you. The prospectus supplement will include some or all of the following information:
•the title and specific designation of the warrants;
•the aggregate number of warrants offered;
•the amount of warrants outstanding, if any;
•the designation, number and terms of the securities purchasable upon exercise of the warrants, and procedures that will result in the adjustment of those numbers;
•the exercise price or prices of the warrants;
•the dates or periods during which the warrants are exercisable;
•the designation and terms of any securities with which the warrants are issued;
•if the warrants are issued as a unit with another security, the date, if any, on and after which the warrants and the other security will be separately transferable;
•if the exercise price is not payable in U.S. dollars, the foreign currency, currency unit or composite currency in which the exercise price is denominated;
•any minimum or maximum amount of warrants that may be exercised at any one time;
•the anti-dilution, redemption or call provisions of the warrants, if any;
•if applicable, the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;
•any terms, procedures and limitations relating to the transferability, exchange or exercise of the warrants; and
•any other material terms of the warrants.
Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including the right to receive dividends, if any, or payments upon our liquidation, dissolution or winding-up, or to exercise voting rights, if any.

DESCRIPTION OF UNITS
As specified in the applicable prospectus supplement, we may issue units consisting of one or more debt securities, shares of common stock, shares of preferred stock, depositary shares or warrants, or any combination of such securities, including guarantees of any securities.
A prospectus supplement and any other offering materials relating to any units issued under the registration statement containing this prospectus will specify the terms of the units, including:
•the terms of the units and of any of the debt securities, common stock, preferred stock or warrants and guarantees comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;
•a description of the terms of any unit agreement governing the units; and
•a description of the provisions for the payment, settlement, transfer or exchange of the units.

PLAN OF DISTRIBUTION
We or selling securityholders may sell the securities covered by this prospectus from time to time at market prices prevailing at the time of sale, at prices related to such prevailing market prices at the time of sale, at negotiated prices or at fixed prices, which may change from time to time. We or the selling securityholders may sell the securities directly to one or more purchasers, through agents, to dealers, through underwriters, brokers or dealers, in market transactions, including on the Nasdaq Global Select Market, block trades, privately negotiated transactions or through a combination of any of these sales methods or through any other method permitted by law, including in “at the market” equity offerings as defined in Rule 415 of the Securities Act of 1933, as amended (which we refer to as the “Securities Act”). We reserve the right to accept or reject, in whole or in part, any proposed purchase of securities, whether the purchase is to be made directly or through agents. In connection with any sale of securities by selling securityholders, such selling securityholders may enter into hedging transactions with brokers, dealers or other financial institutions, who may in turn engage in short sales of common stock, deliver the shares of common stock to close out such short positions, or loan or pledge the shares of common stock to brokers, dealers or other financial institutions that in turn may sell such securities.
Each time that we or the selling securityholders use this prospectus to sell our securities, we will also provide a prospectus supplement, if required, that contains the specific terms of the offering and plan of distribution.
Only underwriters that we have named in a prospectus supplement will be underwriters of the securities offered by that prospectus supplement. Any such underwriters and the related compensation arrangements, indemnification obligations and other material terms and conditions of the underwriting will be set forth in the applicable prospectus supplement.
Any selling securityholders, underwriters, brokers, dealers, other financial institutions or agents participating in the distribution of the shares of common stock may be deemed to be “underwriters” within the meaning of the Securities Act, and any profit on the sale of the shares of common stock by the selling securityholders and any commissions received by any such underwriters, broker-dealers or agents may be deemed to be underwriting commissions under the Securities Act. If any selling securityholder was deemed to be an underwriter, such selling securityholder may be subject to statutory liabilities including, but not limited to, those of Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Exchange Act.
All securities we may offer, other than common stock, will be new issues of securities with no established trading market. Any underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We cannot guarantee the liquidity of the trading markets for any securities.
Any underwriter may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum price. Syndicate-covering or other short-covering transactions involve purchases of the securities, either through exercise of the over-allotment option or in the open market after the distribution is completed, to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.
Under the securities laws of some states, to the extent applicable, the securities may be sold in such states only through registered or licensed brokers or dealers. In addition, if our common stock is no longer listed on the Nasdaq Global Select Market or another national securities exchange, in some states the securities may not be sold unless such securities have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

LEGAL MATTERS
Certain legal matters in connection with any offering of securities made by this prospectus will be passed upon for us by our counsel Accretive Legal, PLLC of Scottsdale, Arizona. Additional legal matters may be passed on for us, or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.
EXPERTS
The Company’s consolidated financial statements incorporated in this prospectus by reference from our Annual Report on Form 10-K for the year ended December 31, 2024, and the effectiveness of internal control over financial reporting of the Company as of December 31, 2024, have been audited by Moss Adams LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such consolidated financial statements are incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION
We are subject to the informational requirements of the Exchange Act and, in accordance with these requirements, we file reports and other information relating to our business, financial condition and other matters with the SEC. We are required to disclose in such reports certain information, as of particular dates, concerning our results of operations and financial condition, executive officers and directors, principal holders of shares, material interests of such persons in transactions with us and other matters. The SEC maintains a website that contains reports and other information regarding registrants that file electronically with the SEC, including the registration statement to which this prospectus relates. The address of that website is www.sec.gov.
Our website is www.northrim.com. Our SEC filings are available free of charge on our website as soon as reasonably practicable after they are electronically filed or furnished to the SEC. You may access these SEC filings on our website. However, other than any documents expressly incorporated by reference in this prospectus or any applicable prospectus supplement, the information on, or accessible through, our website or any other website that is referred to in this prospectus is not part of this prospectus or any applicable prospectus supplement. Written requests for copies of the documents we file with the SEC should be directed to Northrim BanCorp, Inc., 3111 C Street, Anchorage, Alaska 99503, Attention: Investor Relations, telephone: (907) 562-0062/ (800) 478-2265.
This prospectus is part of a registration statement on Form S-3 filed by us with the SEC under the Securities Act. As permitted by the SEC, this prospectus does not contain all the information in the registration statement filed with the SEC. For a more complete understanding of this offering, you should refer to the complete registration statement, including exhibits, on Form S-3 that may be obtained as described above. Statements contained in this prospectus about the contents of any contract or other document are not necessarily complete. If we have filed any contract or other document as an exhibit to the registration statement or any other document incorporated by reference in the registration statement, you should read the exhibit for a more complete understanding of the contract or other document or matter involved. Each statement regarding a contract or other document is qualified in its entirety by reference to the actual contract or other document.
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
The SEC allows us to “incorporate by reference” information in this prospectus, which means that we can disclose important information to you by referring to those documents we file with the SEC. Any information incorporated this way is considered to be part of this prospectus, and any information that we file later with the SEC will automatically update and, in some cases, supersede the information contained or incorporated by reference herein. We hereby “incorporate by reference” the documents listed below (other than, in each case, documents or information deemed to be furnished and not filed in accordance with SEC rules).
•Our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on March 10, 2025 (including those portions of our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 8, 2025 that are specifically incorporated by reference into Part III of such Annual Report on Form 10-K);

•Our Quarterly Report on Form 10-Q for the period ended March 31, 2025, filed with the SEC on April 28, 2025;
•Our current reports on Form 8-K (excluding Items 2.02 and 7.01 and related exhibits) filed with the SEC on January 2, 2025; and
•The description of our Common Stock contained in Form 8-A filed with the SEC on January 14, 2002, as updated by the description of our Common Stock contained in Exhibit 4.1 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, and as amended by any subsequent amendment or any report filed for the purpose of updating such description.
We also incorporate by reference in this prospectus any future filings that we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act until we sell all the securities to which this prospectus relates; provided, however, that we are not incorporating any information furnished under either Item 2.02 or Item 7.01 or any related exhibit furnished under Item 9.01(d) of any Current Report on Form 8-K unless, and except to the extent, specified in any such Current Report on Form 8-K or in any applicable prospectus supplement.
Upon your oral or written request, we will provide you with a copy of any of these filings at no cost. Requests should be directed to:
Northrim BanCorp, Inc.
Investor Relations
3111 C Street
Anchorage, Alaska 99503
(907) 562-0062/(800) 478-2265

PART II: INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14. Other Expenses of Issuance and Distribution
The following table sets forth the estimated fees and expenses (all but the SEC fees are estimates) payable by the Registrant in connection with the filing of this Form S-3 Registration Statement:

SEC Registration fee	$22,965
Trustee Fees	*
Printing Expenses	*
Rating Agency Fees	*
Legal fees and expenses	*
Accounting fees and expenses	*
Miscellaneous expenses	*
Total	$22,965 *
__________________
*These fees are not presently known and cannot be estimated at this time, as they will be based upon, among other things, the amount and type of security being offered as well as the number of offerings.
Item 15. Indemnification of Directors and Officers
The registrant, Northrim BanCorp, Inc. (“Northrim” or the “Registrant”), is organized under the Alaska Corporations Code. Section 10.06.490 of the Alaska Corporations Code provides for permissible, mandatory and court-ordered indemnification of directors, officers, employees and agents in certain circumstances. Section 10.06.490(a) provides that a corporation has the power to indemnify a person who was, is, or is threatened to be made a party to an action or proceeding (other a derivative action), by reason of the fact that the person is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise. Indemnification may include reimbursement of expenses, attorney fees, judgments, fines, and amounts paid in settlement if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to a criminal action or proceeding, the person had no reasonable cause to believe the conduct was unlawful. Section 10.06.490(b) provides similarly with respect derivative actions; however, no indemnification shall be made if the person seeking indemnification has been adjudged to be liable for negligence or misconduct in the performance of the person’s duty to the corporation except to the extent that the court in which the action was brought determines upon application that, despite the adjudication of liability, in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for expenses that the court considers proper.
Section 10.06.490(c) of the Alaska Corporations Code provides for mandatory indemnification to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any proceeding referred to above, or in defense of any claim, issue or matter therein. Section 10.06.490(d) provides that any indemnification under Sections 10.06.490(a) and (b) may only be made by the corporation upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set out in Section 10.06.490(a) and (b). Section 10.06.490(e) provides that the corporation may pay or reimburse the reasonable expenses incurred in defending a civil or criminal action or proceeding in advance of the final disposition if: i) in the case of a director or officer, the director or officer furnishes the corporation with a written affirmation of a good faith belief that the standard of conduct described in Section 10.06.450(b); ii) the director, officer, employee, or agent furnishes the corporation a written unlimited general undertaking, executed personally or on behalf of the individual, to repay the advance if it is ultimately determined that an applicable standard of conduct was not met; and iii) determination is made that the facts then known to those making the determination would not preclude indemnification under the Alaska Corporations Code.

Northrim’s Articles of Incorporation and Bylaws
Article 11 of Northrim’s Amended and Restated Articles of Incorporation specify that directors shall have no liability to Northrim or its shareholders for monetary damages for conduct as a director, except for (a) conduct that constitutes a breach of the director’s duty of loyalty to Northrim or the shareholders; (b) acts or omissions that are not in good faith or that involve intentional misconduct by the director or a knowing violation of law by the director; (c) willful or negligent conduct by the director in connection with the payment of dividends or the repurchase of stock from other than lawfully available funds; or (d) any transaction from which the director derives an improper personal benefit. Further the Northrim Amended and Restated Articles of Incorporation provide that if the Alaska Corporations Code is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director shall be eliminated or limited to the full extent permitted by the Alaska Corporations Code as so amended.
Finally, according to Northrim’s Bylaws, no director, officer-director, former director or former officer-director of Northrim, or a subsidiary of Northrim shall be personally liable to the Northrim (or a subsidiary of Northrim) or their respective shareholders, for monetary damages for conduct as a director or officer-director unless the conduct is finally adjudged to have been egregious conduct, as defined in Northrim’s Bylaws.
Northrim’s Bylaws further provide that Northrim shall indemnify any person who is; or is threatened to be made, a party to any action, suit, or proceeding, whether civil, criminal, administrative, or investigative, and whether by or in the right of Northrim or its shareholders or by any other party, by reason of the fact that the person is or was a director or officer-director of Northrim or of any subsidiary corporation against judgments, penalties or penalty taxes, fines, settlements (even if paid or payable to Northrim or its shareholders or to a subsidiary corporation) and reasonable expenses, including attorneys’ fees, actually incurred in connection with such proceeding unless (i) the board of directors determines, after careful deliberation, that there is clear and convincing evidence that such person has engaged in egregious conduct in connection with the matter which gives rise to the claim for indemnification or payment of expenses, or (ii) the liability and expenses were on account of conduct finally adjudged to be egregious conduct. The reasonable expenses, including attorneys’ fees, of such person incurred in connection with such proceeding shall be paid or reimbursed by Northrim, upon request of such person, in advance of the final disposition or settlement of such proceeding upon receipt by Northrim of a written, unsecured promise by the person to repay such amount if it shall be finally adjudged that the person is not eligible for indemnification or, in the event of a settlement, if Northrim is advised by counsel that, in the opinion of such counsel, the person is not liable for egregious conduct; provided, however, that the board of directors may require collateral to secure such repayment promise if the board determines, in its sole discretion, that the collateral is appropriate under the circumstances. All expenses-incurred by such person in connection with such proceeding shall be considered reasonable unless finally adjudged to be unreasonable.
The foregoing is only a general summary of certain aspects of Alaska Corporations Code and Northrim’s Amended and Restated Articles of Incorporation and Bylaws, as amended, dealing with indemnification of directors and officers, and does not purport to be complete. It is qualified in its entirety by reference to the detailed provisions of Section 10.06.490 of the Alaska Corporations Code, the Amended and Restated Articles of Incorporation, and the Bylaws, as amended, of Northrim.

Item 16. Exhibits.

Exhibit #	Description
1.1*	Form of Underwriting Agreement.

3.1	Amended and Restated Articles of Incorporation of the Company (Incorporated by reference to Exhibit 3.1 of the Company’s Form 8-A filed with the SEC on January 14, 2002).

3.2
Articles of Amendment to the Amended and Restated Articles of Incorporation of the Company (Incorporated by reference to Exhibit 3.3 of the Company’s Form 10-Q for the quarter ended June 30, 2009, filed with the SEC on August 10, 2009).

3.3	Bylaws of the Company, as amended (Incorporated by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K filed with the SEC on March 28, 2023).

4.1*	Form of Statement of Resolution of Preferred Stock and form of Preferred Stock Certificate.

4.2*	Form of Warrant and Warrant Certificate.

4.3	Form of Indenture.

4.4*	Form of Senior Debt Security.

4.5*	Form of Subordinated Debt Security.

4.6*	Form of Unit Agreement and Unit Certificate.

4.7*	Form of Deposit Agreement for Depositary Shares.

The other instruments defining the rights of holders of the long-term debt securities of the Company and its subsidiaries are omitted pursuant to Section (b)(4)(iii)(A) of Item 601 of Regulation S-K. The Company hereby agrees to furnish copies of these instruments to the SEC upon request.

5.1	Opinion of Accretive Legal, PLLC.

23.1	Consent of Moss Adams LLP.

23.2	Consent of Accretive Legal, PLLC (included in Exhibit 5.1).

24.1	Powers of Attorney (included on signature page hereto).

25.1**	Statement of Eligibility of Trustee on Form T-1 for the Senior Indenture and Subordinated Indenture.

107	Calculation of Filing Fees Tables.
__________________
*To be filed by amendment as an exhibit to a document incorporated by reference herein.
**To be filed separately under the electronic form type “305B2” pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939, as amended, if applicable.
Item 17. Undertakings
(a)The undersigned registrant hereby undertakes:
(1)To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the “Securities Act”);
(ii)To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;
(iii)To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in this registration statement;
Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2)That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)That, for the purpose of determining liability under the Securities Act to any purchaser:
(i)Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(ii)Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415 (a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(5)That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities:
The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv)Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(b)The undersigned registrant hereby further undertakes that, for the purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c)The undersigned Registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.
(d)Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing a registration statement on Form S-3 and has duly caused this registration statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the Municipality of Anchorage, State of Alaska, on this 29th day of April 2025.

NORTHRIM BANCORP, INC.
By:	/s/ Michael G. Huston
Michael G. Huston
President and Chief Executive Officer

POWERS OF ATTORNEY
Each person whose signature appears below hereby constitutes and appoints Michael G. Huston and Jed W. Ballard, and each of them acting individually, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, to execute for him or her and in his or her name, place and stead, in any and all capacities, any and all amendments (including post-effective amendments) to this registration statement, as the attorney-in-fact and to file the same, with all exhibits thereto and any other documents required in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents and their substitutes, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on April 29, 2025.

Signature	Title

/s/ Michael G. Huston	President and Chief Executive Officer (Principal Executive Officer)
Michael G. Huston

/s/ Jed W. Ballard	Executive Vice President, Chief Financial Officer (Principal Financial Officer)
Jed W. Ballard

/s/ Joseph M. Schierhorn	Director and Chairman
Joseph M. Schierhorn

/s/ Anthony Drabek	Director
Anthony Drabek

/s/ Karl L. Hanneman	Director
Karl L. Hanneman

/s/ Shauna Z. Hegna	Director
Shauna Z. Hegna

/s/ David W. Karp	Director
David W. Karp

/s/ Joseph P. Marushack	Director
Joseph P. Marushack

/s/ David J. McCambridge	Director
David J. McCambridge

/s/ Krystal M. Nelson	Director
Krystal M. Nelson

/s/ Marilyn F. Romano	Director
Marilyn F. Romano

/s/ Aaron M. Schutt	Director
Aaron M. Schutt

/s/ John C. Swalling	Director
John C. Swalling, Director

/s/ Linda C. Thomas	Director
Linda C. Thomas